Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, and 333-152658) of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated January 29, 2010 relating to the financial statements of Intown Hospitality Investors, LP and Subsidiaries, which appears in the Company's Form 10-K dated February 26, 2010.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2010

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